Exhibit 99.1

Assertio Reports Third Quarter 2021 Financial Results

Raises Full Year Net Product Sales and Non-GAAP Adjusted EBITDA Guidance

Net Product Sales of $26.0 Million

Quarterly Net Cash Flows from Operating Activities of $4.7 Million, Representing Second Consecutive Quarter of Positive Cash Flows from Operating Activities and Highest Since Q4 2019

Non-GAAP Adjusted EBITDA of $15.8 Million, Highest Since Q4 2019

LAKE FOREST, IL. – November 4, 2021 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a leading commercial pharmaceutical company bringing differentiated products to patients, today reported financial results for the third quarter ended September 30, 2021.

Financial Highlights:
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(in thousands)
Net Product Sales (GAAP)	$25,997	$33,664	$77,271	$61,974
Net Income (Loss) (GAAP)	$3,737	$(10,522)	$(5,887)	$(3,791)
Adjusted EBITDA (Non-GAAP)(1)	$15,796	$5,242	$31,004	$8,116
(1) Adjusted EBITDA is reconciled to the corresponding GAAP measures in the schedules attached.

“This quarter represents the achievement of several significant milestones in the transformation of Assertio, as our restructuring has been completed and we have now shifted our priorities to growing the business. Our results are evidence that our investments in digital capabilities and the strength of our model are gathering momentum,” said Dan Peisert, President and Chief Executive Officer of Assertio.

“Due to the strength of our results year-to-date and the confidence we have in the outlook for our business, we have raised our guidance for both full-year net product sales and non-GAAP adjusted EBITDA. In a short period of time we have built a lean, efficient organization, mitigated or resolved several legacy legal uncertainties, and created our commercial model. The execution against our key priorities has Assertio well positioned for the next step of growth through business development.”

Third Quarter 2021 and Subsequent Highlights:

Executing on 2021 Priorities:

•Mitigating Legacy Legal Uncertainties: During the third quarter of 2021, the Company continued to focus on resolving legacy legal uncertainties and took substantial steps toward settling certain matters in a way that management believes will allow it to invest in sustainable long-term growth.

▪The Company recently settled its federal Glumetza antitrust litigation for $7.0 million, which was paid in the quarter. This includes a $3.85 million class settlement that is subject to court approval. The California state case brought by Humana remains ongoing.

▪The Company also entered into a settlement agreement for a total of $1.2 million, of which our insurer will pay $0.8 million, for its securities class action and related derivatives, also subject to court approval.

▪Both of these settlements were part of the Company’s loss contingency provision taken the second quarter of 2021. The Company admitted no liability as to the claims against it and denied all allegations of wrongdoing.

•Delivering on Restructuring Synergies: The Company’s successful execution of its restructuring plan has resulted in cost savings that have come in ahead of its previously announced target of $40.0 million in 2021. Despite the anticipated year-over-year product sales decline, the cost savings has resulted in substantial improvement in net income, adjusted EBITDA, and operating cash flows.

•Digital Acceleration and New Channels: Our partnership with the leading migraine telemedicine platform, Cove, has had a strong initial launch with a 77% increase in CAMBIA® prescriptions through Cove in the third quarter of 2021 compared to the third quarter of 2020. Our SPRIX® program with Cove was also recently launched.

•Generating Strong Operating Cash Flow: The Company generated $4.7 million of net cash flows from operating activities in the third quarter, inclusive of its legal settlement payments of $7.0 million.

•Reducing Our Debt: The Company’s cash balance as of September 30, 2021 was $58.7 million. A principal payment of $4.8 million was made for the senior secured debt on November 1, 2021, leaving an outstanding balance of $70.8 million that does not fully mature until 2024.

2021 Financial Guidance:

The Company announces it has raised its full-year net product sales and adjusted EBITDA guidance:

	Prior Guidance	New Guidance
Net Product Sales (GAAP)	$91.0 - $96.0 Million	Greater Than $103.0 Million
Adjusted EBITDA (Non-GAAP)(1)	$34.0 - $37.0 Million	Greater Than $43.0 Million

(1) See “Non-GAAP Financial Measures” below for additional information.

COVID-19

Following the outbreak of COVID-19 during early 2020, the Company’s priority was and remains the health and safety of its employees, their families, and the patients it serves. As a result, in March 2020, the Company initiated remote working arrangements and maintained flexible work arrangements for individuals, which continued through the remainder of 2020 and into 2021. In addition to the health and safety of its employees, the Company is focused on ensuring that it continues making its products accessible to the patients who need them. Because COVID-19 impacted its ability to see in-person providers who prescribe its products, the Company adapted its approach during 2020 and increased its virtual visits. Additionally, due to the limitations on elective surgeries and changes in patient behavior since the outbreak of COVID-19, the Company experienced a decline and subsequent volatility in prescriptions associated with those elective procedures.

The Company implemented a restructuring plan in December 2020 which, it believes, allows the business to continue to provide its differentiated products to patients and better positions itself for future success. The Company believes that it is prepared with sufficient product inventory, technology to facilitate virtual and / or digital communications, and operations prepared to adapt its work environment as needed. The extent to which its operations may continue to be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the outbreak, actions by government authorities to contain the outbreak or treat its impact, the emergence of new COVID-19 variants and the related potential for new surges in infections, and the distribution, public acceptance and efficacy of COVID-19 vaccines including for emerging variants.

Investor Presentation

Please visit http://investor.assertiotx.com/overview/default.aspx to view the accompanying third quarter 2021 investor presentation.

Conference Call Information

Assertio’s management will host a conference call to discuss its third quarter 2021 financial results today:

Date:	Thursday, November 4, 2021
Time:	4:30 p.m. Eastern Time
Webcast (live and archive):	http://investor.assertiotx.com/overview/default.aspx (Events & Webcasts, Investor Page)
Dial-in numbers:	1-844-200-6205 (domestic)
1-929-526-1599 (international)
Conference number:	299479

To access the live webcast and replay, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on Assertio’s investor website.

About Assertio

Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital and pain and inflammation. Assertio has grown through business development including licensing, mergers and acquisitions. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Max Nemmers
Head, Investor Relations and Administration
investor@assertiotx.com

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio. Factors that could cause Assertio's actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the recent restructuring of Assertio’s workforce announced on December 15, 2020 (the “Restructuring”) and/or the integration of the merger with Zyla Life Sciences (the “Merger”); (2) unexpected costs, charges or expenses resulting from the Restructuring and/or the Merger; (3) the ability of the Assertio to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company's ability to achieve the growth prospects and synergies expected from the Merger, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; (6) negative effects of the Merger on the market price of Assertio's common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which Assertio operates; (8) Assertio's ability to successfully pursue and complete business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of Assertio's products; (10) coverage of Assertio’s products by payors and pharmacy benefit managers; (11) Assertio’s ability to execute on its sales, marketing and non-personal and digital promotion strategies, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of Assertio’s products; (13) the outcome of Assertio’s opioid-related investigations, Assertio’s opioid-related litigation and related claims for insurance coverage, and Assertio’s securities class action and other disputes and litigation, and the costs and expenses associated therewith; (14) the outcome of Assertio’s antitrust litigation relating to the drug Glumetza®; (15) Assertio's estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (16) Assertio's ability to generate sufficient cash flow from its business to make payments on its indebtedness; (17) Assertio's ability to restructure or refinance its indebtedness and Assertio's compliance with the terms and conditions of the agreements governing its indebtedness; (18) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (19) Assertio's plans to acquire, in-license or co-promote other products, and/or acquire companies; (20) Assertio's ability to raise additional capital, if necessary; (21) variations in revenues obtained from collaborative agreements; (22) Assertio's counterparties’ compliance or non-compliance with obligations under agreements; (23) the ability of Assertio's common stock to maintain compliance with Nasdaq's minimum closing bid requirement of at least $1.00 per share; (24) obtaining and maintaining intellectual property protection for Assertio’s products; (25) Assertio’s ability to operate its business without infringing the intellectual property rights of others; (26) the impact of disasters, acts of terrorism or global pandemics, including COVID-19; (27) general market conditions; and (28) other risks listed in Assertio's filings with the United States Securities and Exchange Commission ("SEC"). These risks are more fully described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA and adjusted EBITDA as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated non-GAAP adjusted EBITDA information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA to estimated net income is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock-based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include adjustments to interest expense, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration, restructuring costs, amortization of fair value inventory step-up as result of purchase accounting, non-cash adjustments to Collegium Commercialization agreement revenue, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.

Revisions to Specified Items
As a result of the Company’s December 2020 restructuring plan and subsequent announcement of a new executive team, beginning in 2021, the Company will no longer adjust for legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products as a specified item in the non-GAAP measure adjusted EBITDA. Management’s priorities include, amongst other items, operating cash flows and mitigating legacy legal uncertainties and therefore believes that investors will benefit from the ability to view the profitability of the Company’s current and ongoing business activities with such costs included. Given the timing of the December 2020 restructuring plan and subsequent announcement of the new executive team, Management believes 2021 is the appropriate time to make such an update. Prior period amounts of Adjusted EBITDA have been recast to conform to this presentation.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Product sales, net	$25,997	$33,664	$77,271	$61,974
Commercialization agreement, net	—	—	—	11,258
Royalties and milestones	416	299	1,391	1,158
Other revenue	(941)	602	(976)	1,709
Total revenues	25,472	34,565	77,686	76,099
Costs and expenses:
Cost of sales	3,050	6,462	10,936	13,099
Research and development expenses	—	1,316	—	3,983
Selling, general and administrative expenses	9,313	27,607	43,279	83,052
Amortization of intangible assets	7,175	5,587	20,939	18,237
Restructuring charges	—	268	1,089	6,787
Total costs and expenses	19,538	41,240	76,243	125,158
Income (loss) from operations	5,934	(6,675)	1,443	(49,059)
Other (expense) income :
Interest expense	(2,495)	(3,050)	(7,783)	(13,328)
Other gain (loss), net	344	253	747	(3,571)
Gain on sale of Gralise	—	—	—	126,655
Loss on extinguishment of convertible notes	—	—	—	(47,880)
Loss on sale of NUCYNTA	—	—	—	(14,749)
Loss on debt extinguishment	—	—	—	(8,233)
Total other (expense) income	(2,151)	(2,797)	(7,036)	38,894
Net income (loss) before income taxes	3,783	(9,472)	(5,593)	(10,165)
Income tax (expense) benefit	(46)	(1,050)	(294)	6,374
Net income (loss) and Comprehensive income (loss)	$3,737	$(10,522)	$(5,887)	$(3,791)

Basic net income (loss) per share	$0.08	$(0.35)	$(0.14)	$(0.15)
Diluted net income (loss) per share	$0.08	$(0.35)	$(0.14)	$(0.15)
Shares used in computing basic net income (loss) per share	44,969	29,891	42,550	24,958
Shares used in computing diluted net income (loss) per share	45,055	29,891	42,550	24,958

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$58,726	$20,786
Accounts receivable, net	36,145	44,350
Inventories, net	5,481	11,712
Prepaid and other current assets	12,193	17,406
Total current assets	112,545	94,254
Property and equipment, net	1,678	2,437
Intangible assets, net	179,143	200,082
Other long-term assets	5,939	6,501
Total assets	$299,305	$303,274
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,666	$14,808
Accrued rebates, returns and discounts	43,830	63,114
Accrued liabilities	13,782	27,071
Current portion of long-term debt	12,257	11,942
Contingent consideration, current portion	7,200	6,776
Interest payable	4,193	1,793
Other current liabilities	11,552	7,182
Total current liabilities	100,480	132,686
Long-term debt	66,410	72,160
Contingent consideration	30,759	31,776
Other long-term liabilities	4,796	11,138
Total liabilities	202,445	247,760
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 44,622,498 and 28,392,149 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4	3
Additional paid-in capital	530,689	483,456
Accumulated deficit	(433,833)	(427,945)
Total shareholders’ equity	96,860	55,514
Total liabilities and shareholders' equity	$299,305	$303,274

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net loss	$(5,887)	$(3,791)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on sale of Gralise	—	(126,655)
Loss on sale of NUCYNTA	—	14,749
Loss on extinguishment of Convertible Notes	—	47,880
Loss on prepayment of Senior Notes	—	8,233
Depreciation and amortization	21,698	19,468
Amortization of debt discount, debt issuance costs and royalty rights	159	5,614
Recurring fair value measurement of assets and liabilities	1,902	5,485
Stock-based compensation	2,596	7,038
Provision for inventory and other assets	(86)	2,561
Changes in assets and liabilities, net of acquisition:
Accounts receivable	8,205	24,944
Inventories	6,317	(792)
Prepaid and other assets	5,777	1,837
Accounts payable and other accrued liabilities	(22,405)	(18,447)
Accrued rebates, returns and discounts	(19,284)	(43,265)
Interest payable	2,400	(4,449)
Net cash provided by (used in) operating activities	1,392	(59,590)
Investing Activities
Purchases of property and equipment	—	(10)
Cash acquired in Zyla Merger	—	7,585
Proceeds from sale of NUCYNTA	—	368,965
Proceeds from sale of Gralise	—	130,261
Proceeds from sale of investments	—	6,000
Net cash provided by investing activities	—	512,801
Financing Activities
Payments in connection with convertible notes	(335)	(264,731)
Payment in connection with Series A-1 and A-2 debt	(4,750)	(10,000)
Payment of contingent consideration	(2,495)	(261)
Payments in connection with Senior Notes settlement	—	(171,775)
Payments on Revolver	—	(10,000)
Payments on Promissory Note	—	(3,000)
Payment of Royalty Rights	(510)	—
Proceeds from issuance of common stock	44,861	—
Proceeds from exercise of stock options	193	—
Shares withheld for payment of employee's withholding tax liability	(416)	(814)
Net cash provided by (used in) financing activities	36,548	(460,581)
Net increase (decrease) in cash and cash equivalents	37,940	(7,370)
Cash and cash equivalents at beginning of year	20,786	42,107
Cash and cash equivalents at end of period	$58,726	$34,737

Supplemental Disclosure of Cash Flow Information
Net cash paid for income taxes	$—	$865
Cash paid for interest	$5,216	$12,100

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020	Financial Statement Classification
GAAP Net Income/(Loss)	$3,737	$(10,522)	$(5,887)	$(3,791)
Interest expense	2,495	3,050	7,783	13,328	Interest expense
Income tax expense (benefit)	46	1,050	294	(6,374)	Income tax benefit (expense)
Depreciation expense	236	561	758	1,231	Selling, general and administrative expenses
Amortization of intangible assets	7,175	5,587	20,939	18,237	Amortization of intangible assets
EBITDA (Non-GAAP)	$13,689	$(274)	$23,887	$22,631
Adjustments:
Legacy products revenue reserves (1)	941	(602)	976	(1,709)	Other revenue
Stock-based compensation (2)	866	1,511	2,596	6,039	Multiple
Contingent consideration fair value change (3)	300	1,861	1,902	1,861	Selling, general and administrative expenses
Restructuring cost (4)	—	268	1,089	6,787	Restructuring charges
Other (5)	—	518	554	4,794	Multiple
Prior year adjustments not repeating (6)	—	1,960	—	(32,287)	Multiple
Adjusted EBITDA (Non-GAAP)	$15,796	$5,242	$31,004	$8,116
(1)Removal of the impact of revenue adjustment estimates related to previously divested products. During the third quarter of 2021, the Company reclassified product sales adjustments for previously divested products from Product sales, net to Other revenue . There was no change to Total revenue as a result of the reclassifications. Prior period results have been recast to conform with current period presentation.
(2)Stock based compensation for the three and nine months ended September 30, 2021 and three months ended September 30, 2020 is included in Selling, general and administrative expenses. Stock based compensation for the nine months ended September 30, 2020 included $0.3 million in Research and development expense and $5.7 million in Selling, general and administrative expenses.
(3)The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from a change in the underlying inputs being recognized in operating expenses until the contingent consideration arrangement is settled.
(4)Restructuring and related costs represents non-recurring costs associated with the Company’s announced restructuring plans.
(5)For the three and nine months ended September 30, 2021 and the three and nine months ended September 30, 2020, Other represents amortization of inventory step-up recognized in Cost of sales related to Zyla acquired inventories sold. For the nine months ended September 30, 2020, Other also includes credit loss reserve recognized in the first quarter of 2020 in Other gain (loss) related the Company’s investment in a company engaged in medical research.
(6)Represent the following one-time adjustments included in three and nine months ended September 30, 2020:
a. Gain on sale of Gralise of zero and $126.7 million, respectively
b. Loss on sale of NUCYNTA of zero and $14.7 million, respectively
c. Loss on extinguishment of convertible notes and debt of zero and $56.1 million, respectively
d. Transaction costs of $2.0 million and $18.0 million, respectively
e. Change in fair value of Collegium warrants of zero and $3.6 million, respectively
f. NUCYNTA Commercialization agreement revenues of zero and $1.8 million, respectively